UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 11, 2014
Brixmor Property Group Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36160	45-2433192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Lexington Avenue
New York, New York 10170
(Address of Principal Executive Offices) (Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On March 11, 2014, Brixmor OP GP LLC, as general partner (the “General Partner”) of Brixmor Operating Partnership LP (the “OP”), the operating partnership through which Brixmor Property Group Inc. (the “Company”) holds assets and conducts its operations, executed Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of the OP (as amended, the “Partnership Agreement”). The amendment effects changes to enable the OP to issue a new class of partnership interests, known as long-term incentive plan units (“LTIP Units”) pursuant to the Brixmor Property Group Inc. 2013 Omnibus Incentive Plan (the “Equity Incentive Plan”) to certain officers and employees of the Company and its subsidiaries as an alternative type of award grant under the Equity Incentive Plan. LTIP Units are a class of partnership units that are intended to qualify as “profits interests” in the OP for federal income tax purposes that, subject to certain conditions, including vesting, are convertible by the holder into common units of partnership interest in the OP (“OP common units”). LTIP Units initially will not have full parity, on a per unit basis, with OP common units with respect to ordinary and liquidating distributions. Upon the occurrence of specified events, LTIP Units can over time achieve full parity with OP common units, at which time vested LTIP Units may be converted into OP common units on a one-for-one basis. Holders of OP common units (other than the Company, BPG Subsidiary Inc. or the General Partner) may, in turn, redeem their OP common units for cash based upon the market value of an equivalent number of shares of the Company’s common stock or, at the General Partner’s election, exchange their OP common units for shares of the Company’s common stock on a one-for-one basis subject to customary conversion rate adjustments for splits, unit distributions and reclassifications.
In connection with the foregoing, the provisions of the Partnership Agreement for allocating net income and net loss have been amended to provide that, upon a sale of all or substantially all of the assets of the OP, holders of LTIP Units will receive a priority allocation of income. The priority allocation will be made to the holders of LTIP Units until the capital account of each LTIP Unit equals the capital account of an OP common unit. In addition, the capital accounts of the LTIP Units will be increased in priority to the OP common units when the OP revalues its properties. After the capital account balances of the LTIP Units have been increased such that each LTIP Unit has a capital account balance equal to that of an OP common unit, allocations of net income and net loss are made on a per-unit basis. The effect of this change to the allocation provisions is to enable LTIP Units, which are issued with lower capital account balances than the OP common units, to participate in liquidating distributions of the OP on the same basis as OP common units, assuming there is sufficient profit to allocate to the LTIP Units.
The foregoing summary is qualified in its entirety by reference to Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of Brixmor Operating Partnership LP which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 11, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company approved and authorized an increase to the base salaries of Messrs. Timothy Bruce (Executive Vice President, Leasing and Redevelopment), Steven F. Siegel (Executive Vice President, General Counsel & Secretary) and Dean Bernstein (Executive Vice President, Acquisitions and Dispositions). On the same date, the Board approved annual equity-based awards to these executives as well as to Messrs. Michael A. Carroll (Chief Executive Officer) and Michael V. Pappagallo (President and Chief Financial Officer) under the Company’s 2013 Omnibus Incentive Plan.
Increases to Base Salaries
On March 11, 2014, the Committee approved an increase to the annual base salaries of the following executive officers in the following amounts, which increases are effective as of January 1, 2014. Mr. Bruce’s salary was increased to $425,000, Mr. Siegel’s salary was increased to $450,000 and Mr. Bernstein’s salary was increased to $400,000.
Equity-Based Awards
On March 11, 2014, the Board approved the granting of equity-based awards in the form of restricted stock units (“RSUs”) granted under restricted stock unit agreements with the Company or, at the election of the executive, LTIP Units (as described in Item 1.01 above) granted under LTIP unit agreements with the Company and the OP or a combination of RSUs and LTIP Units in the allocation elected by such executive. The description of the LTIP Units in Item 1.01 above is incorporated by reference into this Item 5.02.
The aggregate number of RSUs, LTIP Units or combination thereof, assuming that the target level of performance is achieved (with the actual number of units to be earned based on the performance criteria described below) is 170,000 for Mr. Carroll, 100,000 for Mr. Pappagallo, 32,500 for Mr. Bruce, 45,000 for Mr. Siegel and 32,500 for Mr. Bernstein.
The RSUs and LTIP Units are subject to the same performance-based and service-based vesting and forfeiture conditions, which are described below.

Vesting Conditions Applicable to RSUs and LTIP Units
The RSUs and LTIP Units (collectively, the “units”) are divided into three tranches, with each tranche subject to separate performance-based vesting conditions and service-based vesting conditions.
Under the terms of the award agreements, each executive can acheive a threshold, target, and maximum number of units in respect of each tranche. The number of units actually earned for each tranche is determined based on performance during a specified performance period, and the earned units are then further subject to time-based vesting conditions.
The number of units earned in respect of the first tranche is based on achievement of performance criteria at threshold, target, or maximum levels. The performance criteria are EBITDA per share (37.5% of such units) and adjusted funds from operations (“AFFO”) per share (37.5% of such units) and individual performance goals (25% of such units), in each case for the period beginning January 1, 2014 and ending December 31, 2014. The total number of units that are earned based on the EBITDA per share and AFFO per share targets is based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. Following the calculation of the number of units earned (the date of such calculation for any tranche, the “calculation date”), 50% of the earned units become vested as of the calculation date, and the remaining 50% become vested on January 1, 2016, in each case subject to continued employment.
The performance criteria for the second tranche of units are EBITDA per share (37.5% of such units), AFFO per share (37.5% of such units) and individual performance goals (25% of such units), in each case for the period beginning January 1, 2014 and ending December 31, 2015. The total number of units that are earned based on the EBITDA per share and AFFO per share targets is based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. For units that are earned, 50% become vested as of the calculation date for the second tranche, and the remaining 50% become vested on January 1, 2017, in each case subject to continued employment.
The performance criteria for the third tranche of units are an absolute total shareholder return (20% of such units), relative total shareholder return in relation to a peer index (60% of such units) and company-wide strategic objectives (20% of such units), in each case for the period beginning October 29, 2013 and ending December 31, 2016. The total number of units that are earned based on the absolute and relative total shareholder return are each based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. For units that are earned, 50% become vested as of the calculation date for the third tranche, 25% become vested on January 1, 2018, and the remaining 25% become vested on January 1, 2019, in each case subject to continued employment.
In general, unvested units are forfeited after the final calculation date applicable to any award to the extent performance criteria do not result in the units becoming earned and as of any termination of employment. Upon a termination of employment by the company without cause, or a resignation by the executive that is as a result of good reason or a retirement (each as defined in the award agreements), a portion of the units will be eligible to become vested, based on actual performance through the date of termination (or target performance, in the case of company-wide strategic objectives or individual performance criteria) and subject to proration based on the number of days during the applicable performance period that the executive was employed.
Upon a change in control during any performance period, a portion of the units will become earned and vested based on actual performance through the date of termination (or target performance, in the case of company-wide strategic objectives or individual performance criteria).
Dividends on Units
Under the terms of the RSU award agreement, each earned RSU will accrue dividends with respect to the underlying shares of common stock. Accrued dividend amounts will be payable in cash as and when the underlying RSU vests and is settled.
Under the terms of the LTIP unit award agreement, 10% of the dividends declared on regular units will be payable on a current basis on LTIP Units before such units vest. In addition, after the end of each performance period applicable to a tranche with respect to the LTIP Units that become vested, the executive will also be deemed to have earned an additional number of LTIP Units with a value equal to the value of the other 90% of dividends issued during the performance period with respect to such vested LTIP Units. These additional LTIP Units would become vested as of the applicable calculation date.
Covenants and Clawback

Under the award agreements, if the Company’s financial results are restated or are materially misstated due in whole or in part to intentional fraud or misconduct of an executive who receives RSUs or LTIP Units and the benefits provided under the award agreements would be less, based on the corrected financial results, by a vote of a majority of the independent directors of the Board, the Company may recover from the executive an amount equal to the after-tax proceeds received upon the sale or disposition of the equity award and any shares issued in respect thereof.
The foregoing descriptions of the RSUs and the LTIP Units are qualified in their entirety by the form of Restricted Stock Unit Agreement and the form of LTIP Unit Agreement attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of Brixmor Operating Partnership LP, dated as of March 11, 2014

10.2	Form of Restricted Stock Unit Agreement

10.3	Form of LTIP Unit Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIXMOR PROPERTY GROUP INC.
By:	/s/ Steven F. Siegel
Name:	Steven F. Siegel
Title:	Executive Vice President,
General Counsel and Secretary
Date: March 14, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of Brixmor Operating Partnership LP, dated as of March 11, 2014

10.2	Form of Restricted Stock Unit Agreement

10.3	Form of LTIP Unit Agreement